UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

ITEM 5. Other Events

On June 14, 2004, US Oncology, Inc. issued a press release announcing the receipt of the requisite consents to the proposed amendments to the indenture governing its outstanding $175 million aggregate principal amount of Senior Subordinated Notes and the extension of the consent expiration date and offer expiration date for its tender offer and consent solicitation relating to such notes. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1     Press Release dated June 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2004	By:	/s/ Phillip H. Watts
Phillip H. Watts
Vice President—General Counsel